                                                                    Exhibit 10.5

[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT CONFIDENTIALITY HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]


                          SPONSORED RESEARCH AGREEMENT


     RESEARCH AGREEMENT, effective March 10, 1995 (the "Effective Date"), by and between The University of North Carolina at Chapel Hill, having an address at 300 Bynum Hall, Chapel Hill, North Carolina (the "University"), and Inspire Pharmaceuticals, Inc., a corporation existing, under the laws of the State of Delaware, and having its principal place of business at c/o Burr, Egan, Deleage & Co., One Post Office Square, Boston, Massachusetts (the "Sponsor").

                                  WITNESSETH:

     WHEREAS, in pursuit of its educational purposes, which include research and training, the University undertakes scholarly research and experimental activities in a variety of academic disciplines; and

     WHEREAS, the Sponsor wishes to fund, and desires that the University undertake, a research program in accordance with said research and training mission, which research program is described more fully in Exhibit A, attached hereto and made a part hereof (hereinafter, the "Research"); and

     WHEREAS, in furtherance of its scholarly research and instructional interests, the University is willing to undertake the Research upon the terms and conditions set forth below;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

     1.  Scope of Research
         -----------------

     During the term of this Agreement, the University shall, use its best efforts to perform the Research, as described in Exhibit A, attached hereto and made a part hereof. Notwithstanding the foregoing, the University makes no warranties or representations regarding its ability to achieve any particular research objective or results.

     2.  Personnel
         ---------

     The Research shall be performed by, and under the supervision and direction of, Dr. Richard C. Boucher, who shall be designated the Principal Investigator, together with Drs. Ken Harden and Jack Stutts and such additional personnel as may be assigned by the

University. If for any reason the Principal Investigator is unable to continue to serve as Principal Investigator, and a successor acceptable to both the University and the Sponsor is not available, this agreement may be terminated as provided in Article 10 (b).

     3.    University Policies and Procedures
           ----------------------------------

     All Research conducted hereunder shall be performed in accordance with established University policies and procedures, including, but not limited to, policies and procedures applicable to research involving human subjects, laboratory animals, and hazardous agents and materials.

     4.    Reimbursement of Costs
           ----------------------

     The Sponsor shall reimburse the University for all direct and indirect costs incurred by the University in connection with the Research in accordance with the budget set forth on Exhibit B. Provided, however, that the University may submit to the Sponsor at any time, and the Sponsor may at its discretion approve in writing, requests for additional funds. Any such written approval shall constitute a modification of the Agreement. However, the Sponsor is not liable for any cost in excess of the amount specified herein, unless this Agreement is modified to indicate such in writing by both parties. All checks shall be made payable to The University of North Carolina at Chapel Hill, shall include reference to the University Principal Investigator and his department, and shall be sent to:

     S. Kent Walker
     University of North Carolina at Chapel Hill
     Office of Contracts and Grants
     440 West Franklin Street
     Chapel Hill, NC 27599
     Tel: (919) 966-5625
     Fax: (919) 962-0646

Payments shall be made in accordance with the schedule set forth on Exhibit B.

     5.  Research Reports
         ----------------

     The University and its employees will prepare and maintain records, including bound laboratory notebooks maintained in accordance with standard scientific procedures, containing all appropriate data reflecting the results of the Research. The Principal Investigator shall furnish to the Sponsor during the term of this Agreement periodic informal written reports regarding the progress of the Research. The Principal Investigator, or a mutually agreeable substitute, shall meet with representatives of the Sponsor at the reasonable request of the Sponsor to facilitate exchange of information regarding the Research. Unless such meeting takes place at the University, the meeting shall be at the expense of Sponsor, including travel. A final report setting forth the significant research findings shall be prepared by the Principal Investigator and submitted to the Sponsor within ninety (90) days following the expiration of the term of this Agreement or the effective date of early termination, as set forth in Article 10.

     6.   Publication
          -----------

     The University will be free to publicly disclose (through journals, lectures, or otherwise) the results of the research, provided that the University shall have provided a copy of the proposed publication to the Sponsor at least sixty (60) days prior to the intended submission of any written publication and at least thirty (30) days prior to any other public disclosure to allow the Sponsor to determine whether any patentable invention or Sponsor's Confidential Information (as defined below) would be disclosed.

     If the proposed disclosure contains Sponsor's Confidential Information, the University shall remove or cause the author to remove such Sponsor Confidential Information prior to its submission for publication or other public disclosure. If the proposed disclosure would disclose a patentable invention, the University shall, at the request of the Sponsor, delay or cause the author to delay submission of the work for publication or other public disclosure for up to an additional sixty (60) days to enable the University or the Sponsor to file a patent application. If the Sponsor has obtained an extension for the thirty-day evaluation period as set forth in this Section 6, the Sponsor shall use reasonable efforts to reduce this sixty-day filing period by the amount of time previously granted in the extension.

     As between the Sponsor and the University, the University shall have ownership of any copyrights or copyrightable materials first produced or composed by or on behalf of the University by its faculty, staff, employees and agents. The Sponsor shall have ownership of all copyrightable materials that contain Confidential Information of the Sponsor; University shall either cause such Confidential Information to be removed from such materials or assign copyright to such materials to the Sponsor. In addition, the University shall grant to the Sponsor upon request an irrevocable, royalty-free, nonexclusive right to reproduce, translate, and use, for the Sponsor's own purposes, which purposes shall not conflict with any other provision of this Agreement, all of the University's copyrighted material derived from the results of the Research.

     The Sponsor, at its election, shall be entitled to receive in any publication describing the results of the Research an acknowledgment of its sponsorship of the Research.

     It is specifically agreed that nothing contained in this agreement will interfere with the oral defense of research theses and dissertations of graduate students.

     7.   Proprietary Information
          -----------------------

     All confidential information of either party disclosed to the other party in connection with the Research hereunder ("Confidential Information") will be treated by the receiving party as confidential and restricted in its use to only those uses contemplated by the terms of this Agreement. Any information which is to be treated as confidential must be clearly marked as confidential prior to transmittal to the other party. If such Confidential Information is disclosed orally, it shall be identified as being confidential at the time of disclosure, and shall thereafter be summarized in writing within 30 days, marked as confidential, and transmitted to the receiving party. The Sponsor may submit Confidential

Information only to the Principal Investigator, who shall be free to refuse to accept such Confidential Information. The obligations of this paragraph shall survive and continue for five (5) years after termination of this Agreement. Specifically excluded from such confidential treatment shall be information which: (a) as of the date of disclosure and/or delivery, is already known to the party receiving such information; (b) is or becomes part of the public domain, through no fault of the receiving party; (c) is lawfully disclosed to the receiving party by a third party who is not obligated to retain such information in confidence; (d) is independently developed at the receiving party, as demonstrated by its written records, by someone not privy to the Confidential Information; or (e) is required to be disclosed to comply with applicable laws or governmental regulations, provided that the disclosing party receives prior written notice of such disclosure and that the receiving party takes all reasonable and lawful actions to minimize the extent of such disclosure and, if possible, to avoid such disclosure.

     From time to time, the Sponsor may also provide the University with biological, chemical, or physical materials ("Materials") for use in the Research; Materials shall be proprietary to the Sponsor if they were developed prior to or outside the performance of this Agreement ("Proprietary Materials"). University shall not, and shall take reasonable steps to assure that its faculty, staff, employees, and agents will not, either: (1) use the Proprietary Materials for any purpose other than the conduct of the Research, or (2) make the Proprietary Materials available to third party without the prior written consent of the Sponsor. Materials developed in the performance of this Agreement shall be treated as described in Section 8.

     Each party shall retain full ownership of any Confidential Information or Proprietary Materials in the possession of the other party. At the termination of this Agreement, each party shall use its best efforts to secure the return of, or destroy, any Confidential

Information or Proprietary Materials that are in its possession and are owned by the other party, unless such party grants specific written permission to retain possession of such Confidential Information or Proprietary Materials.

     8.   Inventions
          ----------

     a. All rights in any inventions or discoveries (including all Materials), whether or not patentable, that are developed, conceived, or reduced to practice in the course of the Research solely by University employees shall be property of the University ("University Inventions"). All rights in any inventions or discoveries (including Materials) whether or not patentable, that are developed, conceived, or reduced to practice jointly by University employees and Sponsor employees in the course of the Research shall be jointly owned by the University and the Sponsor ("Joint Inventions"). All rights in any inventions or discoveries (including Materials) whether or not patentable, that are developed, conceived, or reduced to practice in the course of the Research solely by Sponsor employees shall be property of the Sponsor. The University shall promptly report to the Sponsor any University Inventions or Joint Inventions by University employees.

     b. The University hereby grants the Sponsor a first option to obtain an exclusive license under any University Inventions or Joint Inventions that are conceived and reduced to practice during the term of this Agreement. The University agrees to notify the Sponsor of any such Inventions promptly and in writing. This option for Inventions shall become effective when the Sponsor receives notice from the University and shall remain open for ninety (90) days. During, this ninety (90) day period, the University shall make available to the Sponsor information that the Sponsor reasonably requests which would be useful and necessary in evaluating such Invention, subject to reasonable confidentiality requirements that may be imposed by the University. The Sponsor shall indicate the exercise of its option by written notification to the University. Upon receipt of such notice, the University shall automatically grant the Sponsor an exclusive license under such Invention under the terms of the License Agreement attached hereto as Exhibit C (the "License Agreement"),
                                         ---------
whereupon such Invention shall become a "Licensed Improvement" under the terms of such License Agreement.

     c. The University also grants the Sponsor a right of first negotiation, during the sixty-day period immediately following the termination of this Agreement, to obtain an exclusive license under any University Inventions and Joint Inventions that arise as a direct result of the sponsored research ("Developments"). The University agrees to notify the Sponsor of any Developments promptly and in writing. The Sponsor shall have the right of first negotiation with respect to a given Development for a period of sixty (60) days after the Sponsor receives notice of that Development. The University shall promptly make available to the Sponsor any information that the Sponsor reasonably requests which would be useful and necessary in evaluating a Development, subject to reasonable confidentiality requirements that may be imposed by the University. In the event that the Sponsor desires to obtain an exclusive license to any Development, the University agrees to negotiate in good faith the terms and conditions of such license. If the parties cannot reach agreement on the terms of an exclusive license to a Development within the sixty-day negotiation period, the University shall be free to offer that Development to third parties; provided, however, that for a period of eighteen
(18) months if the University offers to a third party the opportunity to license such Development on financial terms that are more favorable than the financial terms last offered to the Sponsor, then the University shall offer the Sponsor an opportunity to license such Development on the same terms as those offered by the University to such third party.

     d. If the Sponsor fails to exercise its exclusive license option to any Invention within the applicable option period, or if the Sponsor notifies the University in writing that it will not exercise such option, then the University shall be free to offer its rights in such Invention to any third parties. The foregoing notwithstanding, the Sponsor retains its rights in any Joint Invention.

     e. During any option period applicable to a University Invention, the University agrees, if requested by the Sponsor, to cause U.S. or foreign patent applications to be filed and prosecuted in its name at the Sponsor's expense, using patent counsel reasonably acceptable to the Sponsor. The University shall consult with the Sponsor regarding the preparation, filing, prosecution, and maintenance of such patent applications and shall furnish to the Sponsor copies of documents relating thereto in sufficient time to enable the Sponsor to comment on them prior to filing. If the Sponsor declines to license such University Invention, then the University shall have no further obligation to obtain patent protection for such Invention and the Sponsor shall have no further obligation to reimburse the University for its expenses. If the Sponsor elects to license such University Invention, then the responsibility for patenting such Inventions and any associated expenses shall be governed by the terms of the resulting license agreement. In the event that the University desires to file a patent application with respect to a University Invention, and the Sponsor does not agree within sixty (60) days after receipt of written notification from the University of its intent to file such patent application, the University may file and prosecute such patent at its own expense and the Sponsor shall have no farther rights under this Agreement with respect to such University Invention.

     f. During any option period applicable to a Joint Invention, the Sponsor shall have the first right to cause patent applications to be filed and prosecuted in the names of both parties at the Sponsor's expense using patent counsel reasonably acceptable to the University. The Sponsor shall consult with the University regarding the preparation, filing, prosecution, and maintenance of such patent applications and shall furnish to the University copies of documents relating thereto in sufficient time to enable the University to comment on them prior to filing. If the Sponsor elects to license such Joint Invention, then the responsibility for patenting such Inventions and any associated expenses shall be governed by the terms of the resulting license agreement. If the Sponsor elects not to license such Joint Invention or not to seek patent protection for such Invention, then the University shall be free to cause patent applications to be filed and prosecuted in the names of both parties at the University's expense using patent counsel reasonably acceptable to the Sponsor. The University shall consult with the Sponsor regarding the preparation, filing, prosecution, and maintenance of such patent applications and shall furnish to the Sponsor copies of documents relating thereto in sufficient time to enable the Sponsor to comment on them prior to filing.

     9.  Ownership of Property
         ---------------------

     Title to any equipment purchased or manufactured in the performance of the work funded under this agreement shall vest in the University.

     10.  Term and Termination
          --------------------

     a. This Agreement shall commence on the Effective Date and remain in effect for a period of two (2) years and may be extended thereafter by mutual agreement of the parties in writing.

     b. Notwithstanding the foregoing, this Agreement may be terminated by either party at any time upon sixty (60) days advance written notice to the other party. Upon receipt of notice of early termination, the University shall use its best efforts promptly to limit or terminate any outstanding commitments and to conclude the work. All costs associated with such termination shall be reimbursable, including, without limitation, all non- reimbursed costs and non-cancelable commitments incurred prior to the receipt of the notice of termination, such reimbursement together with other payments not to exceed the total estimated project cost specified in Article 4.

     c. The provisions of paragraphs 5, 6, 7, 8, 9, 12, 14, 15, and 20 shall survive such termination of this Agreement.

     11.  Notices
          -------

     Any notices given under this Agreement shall be in writing and shall be deemed delivered when received by means of confirmed facsimile transmission or recognized national overnight courier or when sent by first-class mail, postage paid, addressed or transmitted to the parties as follows (or at such other addresses or facsimile numbers as the parties may notify each other of in writing):

                The University of North Carolina At Chapel Hill:
                ------------------------------------------------

Dr. Robert P. Lowman
Director
Office of Research Services
The University of North Carolina at Chapel Hill
CB #4100, 300 Bynum Hall
Chapel Hill, NC 27599-4100
Ph:   (919) 966-5625
Fax:   (919) 962-0646

                                    Sponsor:
                                    --------

H. Jeff Leighton
President and Chief Executive Officer
Inspire Pharmaceuticals, Inc.
c/o Burr, Egan, Deleage & Co.
One Post Office Square
Boston, MA 02110
Ph: (617) 482-8020
Fax: (617) 566-0848

With a copy to:

Michael Lytton, Esq.
Palmer & Dodge
One Beacon Street
Boston, MA 02108
Fax: (617) 227-4420

     12.  Use of University Name
          ----------------------

     Sponsor shall not employ or use the name of the University in any promotional materials, advertising, or in any other manner without the prior express written permission of the University, except that Sponsor may, during the term of this Agreement, state that it is sponsoring the Research by the Principal Investigator at the University. The foregoing notwithstanding, Sponsor shall have the right to identify the University and to disclose the terms of this Agreement in any prospectus, offering memorandum, or other document or filing required by applicable securities laws or other applicable law or regulation, provided that Sponsor shall have given University at least five (5) days prior written notice of the proposed text of any such identification or disclosure for the purpose of giving University the opportunity to comment on such proposed text. In no event shall the sponsoring of the Research be considered to be an endorsement of the Sponsor by the University of any commercial product which may result, indirectly or directly, from the Research.

     13.  Relationship of the Parties
          ---------------------------

     The University, for all purposes related to this Agreement, shall be deemed an independent contractor of the Sponsor, and nothing in this Agreement shall be deemed to create a relationship of employment or agency or to constitute the parties as partners or joint venturers.

     14.  Indemnification
          ---------------

     The Sponsor hereby agrees to indemnify, defend and hold harmless the University, its employees, students and agents from and against any loss, claim, damage or liability of any kind arising out of or in connection with the act(s) or failure(s) to act of Sponsor's employees or agents in connection with the performance of this Agreement, and/or involving Sponsor's use and/or possession of the results of the Research and/or biological samples or other Materials provided by the University to the Sponsor pursuant to the Research.

     15.  No Warranties
          -------------

     The University makes no warranties, either express or implied, as to any matter, including, without limitation, the results of the research or any inventions or product, tangible or intangible, conceived, discovered or developed under this Agreement; or the merchantability or fitness for a particular purpose of the research results of any such invention or product. The University shall not be liable for any direct, consequential or other damages suffered by the Sponsor or by any Licensee or any others resulting from the use of the research results or any such invention or product.

     16.  Force Majeure
          -------------

     The University shall not be liable for any failure to perform as required by this Agreement, to the extent such failure to perform is caused by any reason beyond the University's control, or by reason of any of the following: labor disturbances or disputes of any kind, accidents, failure of any required governmental approval, civil disorders, acts of aggressions, acts of God, energy or other conversation measures, failure of utilities, mechanical breakdowns, material shortage, disease, or similar occurrences.

     17.  Severability
          ------------

     In the event that a court of competent jurisdiction holds any provision of this Agreement to be invalid, such holding shall have no effect on the remaining provisions of this Agreement, and they shall continue in full force and effect.

     18.  Entire Agreement; Amendments
          ----------------------------

     This Agreement and the Exhibits hereto contain the entire agreement between the parties. No amendments or modifications to this Agreement shall be effective unless made in writing and signed by authorized representatives of both parties.

     19.  Similar Research
          ----------------

     Nothing in this Agreement shall be construed to limit the freedom of the University or of its researchers who are participants under this Agreement, from engaging in similar research made under other grants, contracts or agreements with parties other than the Sponsor, provided that the Sponsor receives advance written notice describing any research not funded by the Federal Government.
The Sponsor agrees to maintain all such disclosures in strict confidence.

     20.  Governing Law
          -------------

     This Agreement shall be governed by and construed in accordance with the law of North Carolina.

     IN WITNESS HEREOF, the parties hereto have executed this Agreement by their duly authorized officers or representatives.

THE UNIVERSITY OF NORTH CAROLINA       INSPIRE PHARMACEUTICALS,
CHAPEL HILL                            INC.




By:    /s/ Wayne R. Jones                By:      /s/ H. Jeff Leighton
    --------------------------               -------------------------------
       Wayne R. Jones                           H. Jeff Leighton, Ph.D
       Vice Chancellor,                         President & Chief Executive
       Business and Finance                     Officer


Consented to by Principal Investigator:

By:    /s/ Richard C. Boucher
    ------------------------------
       Richard C. Boucher

                                   Exhibit A
                                   ---------

                            Description of Research

Exhibit A-1:   Research Plan for Dr. T. Kendall Harden.
-----------

Exhibit A-2:   Research Plan for Dr. M. Jackson Stutts.
-----------

Exhibit A-3:   Research Plan for Dr. Richard C. Boucher.
-----------

                                                                     Exhibit A-1
                                                                     -----------



                Research Plan for Inspire Pharmaceuticals, Inc.



T. Kendall Harden, Ph.D.
CB #7365 FLOB
Department of Pharmacology
School of Medicine
University of North Carolina
Chapel Hill, NC  27599-7365

I.   BACKGROUND

     Extracellular adenine nucleotides and nucleosides interact with cell surface receptors in the central nervous system and peripheral tissues to produce a broad range of physiological responses (1-3). Burnstock (1) proposed in 1978 that these responses are mediated by two major receptor types: P1-purinergic receptors, which are physiologically activated by adenosine and exhibit a potency order of adenosine greater than AMP greater than ADP greater than ATP, and P2-purinergic receptors, which are activated by ATP or ADP and exhibit a potency order of ATP greater than ADP greater than AMP greater than adenosine. Based on subsequent pharmacological, biochemical, and radioligand binding studies, it became clear that at lest two subtypes of P1-purinergic receptors (A1-and A2-adenosine receptors) exists (4). The development of selective A1-and A2-receptor agonists, as well as antagonists that specifically block P1-purinergic receptors with no effect on P2-purinergic receptors, has facilitated reliable classification of P1-purinergic receptors. Biochemical characterization, purification, and moleculor cloning of cDNA encoding A1-, A2-, and the recently discovered A3-adenosine receptor subtypes has followed (5,6).

     Classification of P2-purinergic receptors has proven difficult since no selective P2-receptor antagonists are available. Nonetheless, observation of differential pharmacological effects of analogs of ATP and ADP led Burnstock and Kennedy to propose that at least two subtypes of P2-purinergic receptors exist
(7). Pharmacological responses mediated through P2x-purinergic receptors, e.g. contraction of smooth muscle, occur with the potency order of a,B-methylene ATP greater than B,y-methylene ATP greater than ADP greater than 2-methylthio ATP. Pharmacological responses mediated through P2y-purinergic receptors, e.g. relaxation of smooth muscle 2-methylthio ATP greater than ATP greater than a,B-methylene ATP = B,y-methylene ATP. Important physiological roles for P2-purinergic receptors exist in addition to those well-established for the cardiovascular system (1-3). For example, activiation of a P2y-purinergic receptor results in marked increased in liver glycogenolysis (8,.9), in insulin secretion from pancreas (10), and in K+ efflux and amylase secretion from parotid acinar cells (11). ATP is released from hypoxic myocardiium and cardiac autonomic nerve endings, and as a P2-purinergic receptor agonist, influences cardiac contractility (1,12), presumably at least in part by activating a P2y-purinergic receptor-regulated Ca2a channel (13).

     P2y-purinergic receptors in addition to P2x- and P2y-purinergic receptors exist. A receptor (P2T; ref. 2,16) that response to ADP but not ATP is expressed on platelets. This receptor also has been observed in osteoblastic cells. Very high concentrations of ATP permeabilize cells through a so-called "receptor" (the P2Z-receptor: ref. 2,15), but the general physiological significant of this entity is not known.

     In the late 1980's it became apparent that activation of phospholipase C by ATP in many target tissues occurred through a receptor that was pharmacologically distinct from the P2y-purinergic receptor that had been previously thought to be the principle inositol lipid hydrolysis-promoting purinergic receptor. This so-called P2u-purinergic receptor (P2U-R) was shown to be activated by ATP, UTP, ATPyS, and only weakly or not at all by other analogs of ATP or UPT including those that are selective for P2X-and P2y-receptors (16-21). The presence of this receptor has been recognized on many different types of target cells ranging from glial cells to circulating monocytes. Perhaps one of its most prominent localizations is on epithelial cells of various origins, including those of the lung, where the P2U-R stimulates phospholipase C, mobilizes intracellular Ca++, and increases C1 secretion (16,22).

     Over the past year, our laboratory has been involved in studies that have led to the delineation of additional nucleotide receptor subtypes. This work has moved down three different avenues: a) we have obtained available drugs and in a very fruitful collaboration with Ken Jacobson at the NIH, we have synthesized novel compounds; b) we have taken an approach we used in the mid 1980's to delineate multiple muscarinic cholinergic receptor subtypes-this involves showing that certain receptor subtypes have difference specificities of coupling to G-protein-linked second messenger pathways; and c) we have used tumor cell lines to illustrate the existence of receptors with heretofore unrecognized pharmacological specificities.

     Motivated by the need to develop high affinity and selective P2-purinergic receptor agonists and antagonists, we initiated a collaboration with Dr. Kenneth Jacobson of NIH and Dr. Geoffrey Burnstock of University College, London. We have studied (23-26) structure-activity relationships of a large series of nucleotide analogs and other molecules (~ 200 compounds) on the responses to activation of P2X (rabbit saphenous artery, guinea-pig vas differencs, and guinea-pig bladder) and P2y-purinergic receptors (C6 rat glioma cells, turkey erythrocytes, guinea-pig taenia coli, rabbit aorta, and rabbit mesenteric artery). The nucleotides studies so far include modifications of the ATP molecule at the purine base, at the phosphate chain, and at the ribose moiety. Some of the most significant findings include the identification of potent (K0.5 in the 10/-11/ to 10/-10/ M range) 2-thioether derivatives of ATP that are P2x-purinergic receptor agonists with decreased activity or no activity at P2x-purinergic receptors. Some nucleotide derivatives showed selectivity within the P2x-and P2y-purinergic responses, suggesting the presence of multiple P2x-and P2y-purinergic receptor subtypes. Diphosphate and triphosphate nucleotide analogs were equipotent as agonists for P2y- receptors. Interestingly, several 2-thioether monophosphate derivatives also were full agonists. Since 2-thioether derivatives of adenosine were inactive, these results indicate that a single phosphate is the minimal requirement for activity at P2y-purinergic receptors. Our results will lead to the design of more potent and selective P2y-purinergic receptors agonists. Preliminary results in our laboratory indicate that these thoughts will find substantial experimental support, since we have identified for the first time non-nucleotide compounds with activity at P2-purinergic receptors (unpublished observations). Some of the analogs we have studied can be developed as molecular probes for ATP receptors including radioligands, fluorescent probes, immobilized ligands for affinity chromatography, affinity labels, and covalently reactive ligands.

     We have observed that a rat glioma cell line expresses a receptor with a pharmacological specificty consistent with a P2y-purinergic receptor subtype
(16). Stimulation of this receptor results in inhibition of adenylyl cyclase. IN spite of rigorous attempts to do so, we have been unable to observe any purinergic receptor-mediated activation of the inositol lipid/Ca++ signaling cascade in these cells. This contrasts with the general property of response to P2Y-purinergic receptors activation in other target tissues where activation of phospholipase C occurs with no effect on adenylyl cyclase. These differential second messenger signaling properties are reminiscent of the difference in signaling response seen with subtypes of many other G-protein-linked receptors, e.g. M1-versus M2 muscarinic cholinergic receptors, a1- versus a2- adrenergic receptors, as well as receptor subtyps for serotonin, angiotensin II, and thromboxanes to name a few. The idea that different P2y-purinergic receptor subtypes can be identified based on their second messenger coupling specificities now has been supported by a pharmacological data (25,27). For example, the putative P2-purinergic receptor antagonist PPADS competitively blocks the P2y-purinergic receptor that activates phospholipase C on turkey erythrocytes, but has no effect on the adenylyl cyclas-coupled P2y-purinergic receptor of C6 glioma cells. Suramin and reactive blue 2 are competitive antagonists at both P2y-purinergic receptors, but he pKB of reactive blue 2 differs by two orders of magnitude between the two systems. Although remarkable differences in agonist potencies were not observed between the two systems in our original studies, expansion of this work into comparison of agonist affinities of newly synthesized ATP and ADP analogs has revealed differences in agonist potencies of up to 300-fold. Since these differences go in both directions, i.e. some drugs are more potent for the adenylyl cyclase-coupled receptor whereas other agonists are more potent at thephospholipase C-coupled receptor, this work adds additional evidence for the existence of two P2y-purinergic receptor subtypes.

     The nucleotide receptor filed has made the tacit assumption that signaling through the so-called P2U-R involves the same receptor types in all tissues, e.g. epithelial cells form various originals. However, pharmacological support for this view is weak, and is made even more tenuous by the fact that essentially only three compounds (UTP, ATP, ATPyS) have been used (UTP alone often has been used) to delineate P2U-R. With these issues in mind we have carried out studies that have led to the identification of a new phospholipase C-linked receptor that is activated by UDP, UTP, and by uridine nucleotide analogs (28). Neither ATP, ADP, nor any adenine nucleotide analog activates this receptor, which we have termed a uridine nucleotide receptor. The physiological significance of this receptor has not been established. Its tissues distribution has not yet been studied, and the release of UTP and UDP to extracellular tissues is at a nascent stage of understanding. Nonetheless, UTP is stored and released in high amounts from platelets, and there are soon to be published data illustrating that uridine nucleotides are released in high amounts from certain neurons.

     Progress in understanding of P2-purinergic receptors has been slow due to the lack of receptor ligands and the absence of useful model systems. In the date 1980's we were fortunate to identify a P2y-purinergic receptor on the turkey erythrocyte. This receptor markedly activates a readily measurable G-protein-regulated phospholipase C(29). The erythrocyte model allowed the development of radioligands useful for reversibly (30) and irreversibly (31, 32) labeling P2y-purinergic receptors. We currently have some questions about the selectivity of these radioligands even when used with turkey erythrocyte membranes, and to date they have not been of use in labeling P2y-purinergic receptors in various mammalian tissues.

     Molecular cloning of many G-protein-linked receptors has been accomplished during the last five years. To date all of these follow a predicted seven transmembrane-spanning motif with considerable sequence homology observed in putative transmembrane regions, and much less percent identity in hydrophilic stretches predicted to reside outside the membrane milieu (5,33). Decades of receptor subclassification based on availability of receptor-discriminating ligands now has evolved to molecular biological approaches that produce unambiguous definition of receptor structure.

     A P2y-purinergic receptor (34,35) and a P2U-R (36, 37) have been cloned. These sequences both predict seven-transmembrane spanning G-protein-linked receptors, but their overall sequence homology (34%) is very low. Indeed, the homology is so low that we predict that these two receptors will prove to be members of difference general families of proteins. It would not be surprising to observe that the uridine nucleotide specific receptor that we have recently identified (28) and are now trying to clone has higher sequence homology to the P2U-R than to the P2y-purinergic receptor that has been closed. Our lab was the first to describe the specificity of coupling to second messenger pathways of a cloned P2y-purinergic receptor and to define in detail its pharmacological specificities. The turkey P2y-purinergic receptor was stably expressed in 1321N1 human astrocytoma cells and in CHO cells (35). This receptor markedly activates phospholipase C without producing any reproducible effect on adenylyl cyclase activity. We have carried out a detailed pharmacological analysis of this receptor, and specificities of over a dozen drugs nicely fit what we have observed previously in turkey erythrocytes. We are using knowledge of this receptor to clone additional P2y-purinergic receptor subtypes, including the P2y-purinergic receptor on C6 glioma cells that inhibits adenylyl cyclase but does not activate phospholipase C (26). cDNAs encoding what are apparently two subtypes of the P2y-purinergic receptor also have been cloned recently (38,39). These sequences predict proteins with structures similar to ion channels, particularly those that gate K.

II.  SPECIFIC AIMS

     The overall goal of this research is to develop biochemical systems that will be optimal for assessment of ddrug affinity and selectivity for P2U-R. The specific aims are:

1. To develop a radioligand binding assay for P2U-R. A baculovirus expression vectors will be constructed with the human P2U-R cDNA, and P2U-R will be expressed to high levels in Sf9 insect cells in the absence and presence of G-protein subunits. We will synthesize [35S]UTPyS and use this high affinity P2U-R agonist as a radioligand to label the P2U-R membranes prepared from Sf9 cells overexpressing the receptor.

2. To stably express the human P2u-purinergic receptor. We will continue our characterization of the stably expressed P2U-R as a test for agonists and antagonists of this receptor.

III. EXPERIMENTAL PLAN

     The long-term goal of this research is to identify a series of drugs that have high affinity for the human airway epithelial cell P2U-R, that are selective for these receptors, that are more resistant to metabolism, and that have a high degree of bioavailability. It is imperative that a rational well-designed set of biological tests be established to meet the goal of identifying better drugs, and the research described here focuses on the development of such assays. Enormous strides have been made in the nucleotide receptor filed in the last several years. After a decade of near dormancy, the field has made significant and broad progress in identifying second messenger responses that are regulated by P2-purinergic receptors, in delineating new receptor subtypes, in developing more specific pharmacological agents, and in cloning cDNA for multiple members of the nucleotide receptor class of proteins. The research described here will take advantage of this remarkable progress in molecular knowledge.

     The lack of reliable radioligands to specifically label various of the nucleotide receptor subtypes is a disadvantage in the screening and study of drugs that interact with these receptors. This deficity emanates from the lack of availability of high affinity receptor antagonists and the existence of a large number of high abundance proteins in addition to purinergic receptors that bind adenine and uridine nucleotides with high affinity. Our group continues to pursue the generation of new radioligands that can be used to label purinergic receptors. This seems imminently possible in the case of P2y-purinergic receptors where we already have in hand highly specific agonists with K0.5 values in some cases in the 30 pM range. We also have begun structure activity work on identifying higher affinity P2y-purinergic receptor antagonists


     [CONFIDENTIAL TREATMENT REQUESTED]



     There are a number of problems that can be circumvented by co-expressing the human


     [CONFIDENTIAL TREATMENT REQUESTED]


     We will take advantage of our previously utilized methodology (45) to purify enriched fractions of plasma membranes from P2U-R-expression Sf9 cells. [35S]UTPyS will be synthesized using conditions that we have recently developed
(40).  The radioligand will be
purified and chemically characterized. A radioligand binding assay then will be established modeled on conditions we have used previously to radiolabel B-adrenergic (45), histamine (46), and muscarinic cholinergic (47) receptors.



     [CONFIDENTIAL TREATMENT REQUESTED]



     Our principle interest must be on the P2U-R. Thus, the primary goals of this research will be the development of a radioligand binding assay for the P2U-R and on characterizing the P2U-R stably expressed in 1321N1 cells and possibly in other cells. However, there is other research supported by our NIH funding that potentially will be helpful to the research efforts of Inspire. This work is discussed in the final paragraph of this document.

     Although there is little reason to believe that the pharmacological specificity exhibited by the human receptor will significantly differ from that of its avian homologue, it will be important that definition of selectivity of P2U-R drugs be made among all of the P2-purinergic receptors and these should be from the same species (human). This obviously is not yet possible since all of these have not been cloned. That is, cDNA has not been identified for at least two additional P2y-purinergic receptor subtypes, the P2T-purinergic receptor(s) of platelets (and other tissues), the P2Z-purinergic receptor, the uridine nucleotide selective receptor, and additional P2X-purinergic receptors. In work supported by one of our NIH research grantS [CONFIDENTIAL TREATMENT REQUESTED], we have cloned the human homologue of the phospholipase C-linked P2y-purinergic receptor and are stably expressing this receptor in 1321N1 cells. The P2X-purinergic receptors, which represent one of the major classes of P2-purinergic receptor subtypes, have been difficult to study other than in intact tissue or with electrophysiological tests. However, two of these recetnly have been cloned (37, 38). The availability of sequence information has allowed us to begin work aimed at obtaining the human sequences, which then can be expressed in a null cell line. This would provide us with a test system in which interaction of drugs with P2y-purinergic receptors could be examined in a simple straghtforward way using, for example, Ca++ imaging. Definition of P2U-R selectivity of drugs also would be greatly augmented by the availability of the platelet P2T-purinergic receptor stably expressed in an appropriate null cell line.

     [CONFIDENTIAL TREATMENT REQUESTED]

IV.    LITERATURE CITED

1. Burnstcok, G. (1978) in Cell membrane receptors for drugs and hormones: A multidisciplinary approach (Straub, R. W. and Bolis, L., eds) pp. 107-118, Raven Press, New York

2.     Gordon, J. L. (1986) Biochem.J. 233, 309-319

3.     Dubyak, G. R. and El-Motassim, C. (1993) Am.J.Physiol. 34, C577-C606

4.     Williams, M. (1987) Ann.Rev.Pharmacol.Toxicol. 27, 315-345

5.     Stiles, G. L. (1992) J.Biol.Chem. 267, 6451-6454

6. Zhou, F. Q., Olah, M.E., Li, S., Johnson, R. A., Stiles, G. L., and Civelli, O. (1992) Proc.Natl.Acad.Sci,U.S.A. 89, 7432-7436

7.     Burnstock, G. and Kennedy, C. (1985) Gen.Pharmacol. 16, 433-440

8. Buxton, D. B., Robertson, S. M., and Olson, M. S. (1986) Biochem.J. 237, 773-780

9.     Keppens, S. and DeWulf, H. (1986) Biochem.J. 240, 367-371

10.    Loubatieres-Mariana, M. M., Chapal, J., Lignon, F., and Valette, G.
       (1979) Eur.J.Pharmacol. 59, 277-286

11. McMillan, M. K., Soltoff, S. P., Cantley, L. C., and Talamo, B. R. (1987) Biochem.Biophys.Res.Commun. 149, 523-530

12. Legssyer, A., Poggoli, JK., Renard, D., and Vassort, G. (1988) J. Physiol. (London) 401, 185-199

13. Bjornsson, O. G., Monck, J. R., and Williamson, J. R. (1989) Eur.J. Biochem. 186 395-404

14. MacFarlane, D. E., Srivastava, P. C., and Mills, D. C. B. (1983) J.Clin.Invest. 71, 420-428

15.    Cockcroft, S. and Gomperts, B. D. (1979) Nature 279, 541-542

16. Brown, H. A., Lazarowski, E. E., Boucher, R. C., and Harden, T. K. (1991) Mol.Pharmacol. 40, 648-655

17. Cowen, D. W., Baker, B., and Dubyak, G. R. (1990) J. Biol.Chem. 265, 16181-16189

18.    Cockcroft, S. and Stutchfield, J. (1989) Biochem.J. 263, 715-723

19.    Okajima, F., Sato, K., and Kondo, Y. (1989) kFEBS Lett. 253, 132-136

20.    Fine, J., Cole, P., and Davidson, J. S. (1989) Biochem,J. 263, 371-376

21. Davidson, J.S., Wakefield, I.I., Sohnius, Kul, Van Der Merwe, P. A., and Miller, R. P. (1990) Endocrinology 126, 80-87

22. Mason, S. J., Paradiso, A. M., and Boucher, R. C. (1991) Br.J.Pharmacol. 103, 1649-1656

23. Fischer, B., Boyer, J. L., Hoyle, C. HK. V., Ziganshin, A. U., Brizzolara, A. L., Knight, G. E., Zimmet, J., Burnstock, G., Harden, T. K., and Jacobson, K. A. (1993) J.Med.Chem. 36, 3937-3946

24. Burnstock, G., Fischer, B., Khoyle, C.H. V., Maillard, M., Ziga shin, A. KU., Brizzolara, A. L., von Isakovics, A., Boyer, JK. L., Harden, T. K., and Jacobson, K. A. (1994) Drug Dev. Res. 31, 200-219

25.    O'Tuell, J. W., Boyer, J. L., Fisher, B., Jacobson, K. A., and Harden, T.
       K. (1994) Manuscript in preparation

26. Boyer, JK. L., Lazarowski, E. R., Chen, X. -H., and Harden, T. K. (1993) J.Pharmacol,Exp.Ther. 267, 1140-1146

27. Boyer, J. L., Zohn, I., Jacobson, K. A., and Harden, T. K. (1994) Br.J.Pharmacol, 113, 614-620

28.    Lazarowski, E. R. and Harden, T. K. (1994) J. Biol. Chem. 269, 11830-
       11836

29. Boyer, JK. L., Downes, C. P., and Harden, T. K. (1989) J.Biol.Chem. 264, 884-890

30. Cooper, C. L., Morris, A. J., and Harden, T. K. (1989) J.Biol.Chem. 264, 6202-6206

31.    Boyer, J. L. and Harden, T. K. (1989) Mol.Pharmacol. 36, 831-835

32. Boyer, J. L. and Cooper, C. L., and Harden, T. K. (1990) J. Biol.Chem. 265, 13515-13520

33.    O'David, B. F., Lefkowitz, R. J., and Caron, M. G. (1989)
       Ann.Rev.Nekurosci. 12, 67-83

34. Webb, T. E., Simon, J., Krishek, B. J., Bateson, A. N., Smart, T. G., King, B. F., Burnstock, G., and Barnard, E. A. (1993) FEBS Lett. 324, 219-225

35.    Filtz, T., Li, Q., Boyer, J. L., Nicholas, R. A., and Harden, T. K.
       (1994) Mol.Pharmacol. 46, 8-14

36. Lustig, K. D., Shiau, A. K., Brake, A. JK., and Julius, D. (1993) Proc.Natl.Acad.Sci. U.S.A. 90, 5113-5117

37.    Parr, C. E., Sullivan, D. M., Paradiso, A. M., Lazarowski, E.R., Burch,
       L. H., Olsen, J. C. , Erb, L., Weisman, G. A., Boucher, R. C., and Turner, J. T. (1994) Proc.Natl.Acad.Sci. U.S.A. 91, 3275-3297

38. Valera, S., Hussy, N., Evans, R. J., Adami, N., North, R. A., Skuprenant, A., and Buell, G. (1994) Nature 371, 516-519

39.    Brake, A. J., Wagenbach, M. J., and Julius, D. (1994) Nature 371, 519-513

40. Lazarowski, E. R., Stutts, M. J., Watt, W. C., Boucher, R. C., and Harden, T. K. (1995) in preparation

41. Maurice, D. H., Waldo, G. L., Mkorriw, A. J., Nicholas, R. A., and Harden, T. K. (1993) Biochem.J. 290, 765-770

42.    Boyer, J. L., Graber, S. G., Waldo, G. L., Harden, T.K. and Garrison, J.
       C. (1994) J.Biol.Chem. 269, 2814-2819

43.    Paterson, A., Morris, A. J., Boyer, J. L., Price, E. M., and Harden, T.
       K. (1994) Submitted for publication

44. Parker, E. M. , Kameyama, K., Higashijima, T., and Ross, E. M. (1991) J. Biol.Chem. 266, 519-527

45. Waldo, G. L., Noirthrup, J. K., Perkins, J. P., and Hardcen, T.K. (1983) J.Biol.Chem. 258, 13900-13908

46.    Nakahata, N., Martin, M. W., Hughes, A. R. Hepler, J. R., and Harden, T.
       K. (1986) Mol.Pharmacol. 29, 188-195

47. Harden, T. K., Petch. L.A., Traynelis, S. F., and Waldo, G. L. (1985) J.Biol.Chem. 260, 13000-13006

                                                                     Exhibit A-2
                                                                     -----------



            Work Plan Prepared for Inspire Pharmaceuticals, Inc. by

                           M. Jackson Stutts, Ph.D.

                        Associate Professor of Medicine

            Cystic Fibrosis/Pulmonary Research and Treatment Center

                         University of North Carolina

                          Chapel Hill, NC 27599-7020

                                 Specific Aims


    Severe airway disease results from abnormal epithelial Na+ absorption and C1-secretion in cystic fibrosis (CF) patients, suggesting that these opposing ion transport processes are normally coordinated for efficient airway mucociliary clearance (MCC). We speculate that purinergic P2u receptors (P2U-Rs) play a central role in coordinated regulation of airway surface liquid (ASL) metabolism and MCC. Our general hypothesis is that P2U-R mediated C1- secretion can be manipulated through the processes that regulate the concentration of endogenous P2U-R agonists or through introduction of novel agonists with greater potency and/or resistance to metabolism. We will test this general hypothesis with two specific aims.


1.  [CONFIDENTIAL TREATMENT REQUESTED]




2. We will screen up to ten potential P2U-R agonists per year for their ability to (1) stimulate and (2) sustain C1- secretion in human airway epithelium, and relate these functional indices to the resistance of the tested compounds to lung ectonucleotidase.

                            Background and Rationale


    P2U-Rs on the airway surface are prime candidates to coordinate separate functions that constitute MCC. Both ATP and UTP, natural P2U-R agonists, stimulate C1- secretion(1), mucin release (2,3) and ciliary beat frequency (4), in vitro. Moreover, UTP increased MCC in humans, in vivo (observations by M.R. Knowles, M.D.). If P2U-Rs do indeed participate in a paracrine regulatory system for MCC under physiologic conditions, then several fundamental processes will control the effective concentration of P2U-R agonists. Among the most important of these are



[CONFIDENTIAL TREATMENT REQUESTED]



A second strategy to maintain activated P2U-Rs is to supply exogenous agonists that are more potent than UTP, and/or metabolized less rapidly. In Aim 2, we propose to test compounds that have been shown to potently activate phospholipase C in broken cell preparations, for their ability to activate and sustain C1-secretion.

                        Experimental Design and Methods

       [CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO THE ENTIRE PAGE]

[CONFIDENTIAL TREATMENT REQUESTED]



Aim 2 We will screen up to ten potential P2U-R agonists per year for their ability to (1) stimulate and (2) sustain C1 - secretion in human airway epithelium, and relate these functional indices to the resistance of the tested compounds to lung ectonucleotidase.


     Epithelial cells will be isolated from surgical specimens and cultured on permeable collagen membranes as we have described previously (7). The reconstituted epithelia will be studied in modified Ussing chambers under conditions that permit identification of active chloride secretion (i.e. 104 M amiloride to block sodium absorption).
Cumulative dose-response curves will be established for ATP and UTP stimulation of C1- secretion (10-9 - 10-8M). Putative C1- secretogogues will be initially tested in the same concentration range, with subsequent shits in range if necessary. The maximum stimulated C1- current (efficacy) and apparent ED50 (potency) will be calculated from the dose-response curves. Once the minimum concentration of agonist that gives the maximum stimulation of C1- secretion has been determined, we will examine, in separate experiments, its duration of action, and compare this time course to that obtained for ATP and UTP. All compounds will be tested for resistance to hydrolysis (see Aim 1.). This strategy will identify any agents which equal or better ATP or UTP in efficacy and/or potency. It will also reveal if a test compound has a significantly more sustained action than ATP or UTP, and whether that action is due to resistance to metabolic degradation.



                                    Summary

The combined Aims will result in development of [CONFIDENTIAL TREATMENT REQUESTED] selected phospholipase C agonists according to their effectiveness as C1- secretogogues and resistance to metabolism by ectonucleotidases. This twofold approach is important to the rational selection of P2U-R aronists with improved therapeutic potential.

                                     Budget


Personnel                                                                     Year 01              Year 02
    Research Technician III, 50% effort                                      28,000.00            29,400.00
    Research Analyst I, 50% effort                                           18,500.00            19,425.00
                                                                      ----------------     ----------------
    Total Personnel (Includes Salary and Benefits)                          $46,500.00           $48,825.00
                                                                      ================     ================

Equipment:                                                                    1,800.00
    Circulating water bath                                                    1,500.00
    Custom heated perfusion column                                            7,200.00
                                                                      ----------------
    High sensitivity LCD
    HPLC columns and modifications                                                                 7,200.00
                                                                                           ----------------
    Total Equipment                                                         $10,500.00           $ 7,200.00
                                                                      ================     ================
Supplies:
    Luminometry                                                               4,350.00             4,515.00
    HPLC                                                                      6,600.00             6,720.00
    Molecular Biology                                                         5,250.00             5,500.00
                                                                      ----------------     ----------------
    Total Supplies                                                          $16,200.00           $16,735.00
                                                                      ================     ================

Miscellaneous:                                                                  800.00               825.00
    Copies and correspondence                                                 1,000.00             1,415.00
                                                                      ----------------     ----------------
    Equipment Repair                                                        $ 1,800.00           $ 2,240.00
                                                                      ================     ================
    Total Miscellaneous                                                     $75,000.00           $75,000.00

Total by Year

Schedule: In Year 01 we will screen up to 10 potential agonists as C1-secretagogues
[CONFIDENTIAL TREATMENT REQUESTED]

References

1. Knowles, M.R., L.L. Clarke, and R.C. Boucher. 1992. Extracellular ATP and UTP induce chloride secretion in nasal epithelia of CR patients and normal subjects in vivo. Chest 101, Suppl. 60S-63 S.

2. Lethem, M.I., M.L. Dowell, M. Van Scott, J.R. Yankaskas, T. Egan, R.C. Boucher, and C.W. Davis. 1993. Nucleotide regulation of goblet cells in human airway epithelium, in vitro. Am. J. Respir. CellMol. Biol. 9:315-322.

3. Davis, C.W., M.L. Dowell, M.I. Letham and M. Van Scott. 1992. Goblet cell degranulation in isolated canine tracheal epithelium: Response to exogenous ATP, ADP, and adenosine. Am. J. Physiol. 262:C1313-C1323.

4. Geary, C.A. C. W. Davis, A.M. Paradiso, and R.C. Boucher. 1995. Role of CNP in human airways: cGMP-mediated stimulation of ciliary beat frequency. Am.
    J. Physiol. (In Press)

5. Pearson, J.D. 1985. Ectonucleotidases. Measurement of activities and use of inhibitors. In Methods Used in Adenosine Research. D.M. Paton, editor. Plenum Press, New York. 83-107.

6. Lin, S. and G. Guidotti. 1989. Cloning and expression of a cDNA coding for a rat liver plasma membrane ecto-ATPase. The primary structure of the ecto-ATPase is similar to that of the human biliary glycoprotein I. J. Biol. Chem. 264: 14408-14414.

7. Stutts, M.J., J.G. Fitz, A.M. Paradiso, and R.C. Boucher. 1994. Multiple modes of regulation of airway epithelial chloride secretion by extracellular ATP. Am. J. Physiol.:C 1442-C 1451, 1994.

                                                                     Exhibit A-3
                                                                     -----------


PROJECT TITLE:             Knock-out of the Murine P2U-R Gene

PRINCIPAL INVESTIGATOR:    Richard Charles Boucher, M.D.

DATE:                      February 13, 1995

1.  Specific Aims:

    The goals of this research agreement are to perform studies that relate to the biology of the P2U receptor (P2U-R) in vivo. With the exception of our recent experience using aerosolized UTP in main, virtually all information relating to the biology of the P2U-R has been derived from the studies of cultured cells. The goal of this project is to use the gene targeting technique to molecularly delete the P2U-R gene from mice and assess the whole animal phenotype. The specific goal of this research agreement is to generate a mouse homozygous for disruption of the murine P2U-R gene. To perform this overall goal we propose the following specific aims:

    1)  Identify a genomic clone for the P2U-R gene;
    2) Construct a targeting vector for the P2U-R gene and electroporate this vector into embryonic stem cells;
    3) Isolate clonal targeted cells for oocyte injection and breeding of mice homozygous for P2U-R gene disruption.

2.  Background/Significance

    P2U receptors are a subclass of receptors that are activated by extracellular triphosphates nucleotides ligands, including ATP and possibly UTP(1). Cells that express receptors that respond equally well to ATP and UTP are termed P2U receptors (P2U-R). The precise biological functions of these receptors, and the nature of the secreted ligands that activate them, are not understood. In part, this lack of understanding reflects the fact that there are no good agonists or antagonists selective for P2U-R so that its functions cannot be completely characterized nor its role in organ level physiology tested.

    The P2U-R has been most completely studied in the lung. A series of studies have demonstrated that P2U-R is an important receptor for overall lung physiology. In brief, in 1991 the P2U-R was detected on the surface of airway epithelial cells in culture(2). Ligands that activate this receptor, ATP and UTP, were demonstrated to be extremely effective in inducing salt and water secretion in both normal and, importantly, CF airways epithelium. These studies led to a broader characterization of the effects of the P2U-R in airways epithelium, including a series of investigations designed to describe the mechanisms for intracellular signal transduction utilized by this receptor in airways epithelium. In most airways cells, the P2U-R is coupled by a G-protein to phospholipase C and to inositol (IP3) metabolism (1). Activation of P2U-R leads to the formation of IP3 and the release of cytosolic Ca2+, with attendant activation of protein kinase C, and via a Ca2+ dependent mechanism, phospholipase A2(2,3). Thus, a spectrum of intracellular signal transduction mechanisms are triggered by activation of the P2U receptor.

    A subsequent series of experiments identified broader actions of P2U-R in regulating other critical activities of the mucociliary systems in airway epithelia. Video microscopy studies revealed that P2U-R regulated the secretion of mucin from the non-innervated airway epithelial goblet cell(4,5). Thus, this receptor appears to be a unique receptor in regulating the discharge of this protective layer onto airway surfaces. Further studies identified that

ATP and UTP regulate the beat of ciliary beat frequency of airway epithelial ciliated cells(6). Quantitative analysis of these effects indicated that P2U-R was more effective in increasing ciliary beat frequency than B or muscarinic agonists(7).

    The recognition that P2U-R regulated the three components (ion transport, mucin secretion, and ciliary beat frequency) of the major defense system of the airways, the mucociliary clearance system (MCC), suggested the hypothesis that P2U-R is the central coordinator for airways defense. This concept led to the testing of inhaled UTP in man as a mechanism to increase mucociliary clearance in normal patients and patients with diseases that reflect defects in this system, e.g., cystic fibrosis. In a series of studies designed to test the efficacy aerosolized UTP in man, we demonstrated unequivocally that UTP accelerates mucociliary clearance rates in normal man and restores mucociliary clearance rates to normal in CF(6,8). Thus, it appears that P2U-R is a candidate for the master coordinator of the mucociliary system in airways.

    In parallel, other studies have suggested that P2U-R may have a more general role, i.e., coordinating the mucosal defenses of a number of bodily epithelia. The P2U receptor has recently been shown to regulate the salt and water content of the luminal liquids of a number of bodily epithelia, including pancreatic ducts, gall bladder, biliary ducts, and ducts of the reproductive systems, including epididymis and oviducts(9-11). Thus, it appears likely that a more general hypothesis can be advanced that P2U-R is a general coordinator of mucosal defense.

    A rational way to test hypotheses relating to the functions of P2U-R in the coordination of airways mucociliary clearance and airways defense and bodily epithelial homeostasis is to examine the consequences of deletion of the receptor from the whole organism. The experimental system that is capable of addressing this question is the technique of "homologous" recombination, i.e., gene targeting. This technique uses gene targeting vectors to effect either insertional or deletional disruptions of an endogenous gene. Gene targeting is performed in embryonic stem cells, a cell line that is "pleuri-potential", i.e., these cells exhibit the potential when injected into oocytes to form all cells of the body including germ line cells. The power of the gene targeting technique for asking fundamental biological questions has recently been demonstrated by the reports of the "cystic fibrosis mouse"(12). This mouse was created by targeting the endogenous murine CFTR gene, a gene that codes for a protein that performs both channel and regulatory functions in murine epithelia. In some organs of the CF mouse, the phenotype of CFTR disruption ("knock-out") was as expected from human data, e.g., gut obstruction(13). The CF mouse produced fascinating novel insights into the biology of CFTR in the intact host by revealing the presence of a P2U-R regulated "alternative" Cl-a channel that protected the mouse from the deletion of the CFTR gene in other critical organs, i.e., the lung and the pancreas(9). Thus, it is highly likely that the P2U-R knock-out(-/-) mice will enable us to develop novel insights into the role of the P2U receptor and provide us with important new leads to possible novel therapeutic targets for P2U-R manipulation revealed by the pathophysiologic consequences of P2U-R deletion.

3.  Experimental Methods and Design:

    a) Methods: The strategy for gene targeting is straightforward. The first step will be to use the murine cDNA clone that was reported by Lusting et al(14) to screen a murine genomic library for the P2U-R gene under high stringency conditions. We will screen a genomic library that has produced murine genomic clones that encode the CFTR gene, the epithelial Na+ channel (ENaC) genes, and the prostaglandin E1, E2, and E3 receptor genes. Attention will be paid on high stringency Southern blots to test for the possibility that there may be more than one P2U-R related gene.

    Following the isolation of the genomic clones, a restriction map and sequencing of the clone will be performed. Based on the results of the restriction mapping/sequencing, a gene

[CONFIDENTIAL TREATMENT REQUESTED]

Cells that are candidates for "targeting" are selected by gancycolivor (TK) and G418 (neo1) selection. Approximately 50-100 candidate clones will be picked and screened for homologous targeting by Southern blot analyses. Clones showing targeted disruption will be expanded, cells injected into blastocysts, and blastocysts impregnated into pseudopregnant mice.

    The offspring of the injected mice will be scored for chimerism and animals exhibiting more than 80% chimerism will be selected for breeding. These animals will be crossed and tested for the capacity to pass the targeted P2U-R gene via the germ line. Animals that transmit the disrupted P2U-R gene will be identified by Southern blot and coat color. These animals (heterozygotes) will be bred to generate progeny that would be expected to produce one wild type animal (+/+), two animals that are heterozygous for the disrupted and wide type gene (+/-), and one animal that is homozygous for the disrupted gene [P2U-R(-/-)].

    Once these animals are obtained, they will be characterized by our mouse for the phenotype physiologists/pathologists by other (NIH) funding mechanisms. Phenotypic characterization will include analyses of litter size and genotype, survival curve analysis, weight gain analysis, pathologic evaluation of organs at timed intervals, and functional challenges of the respiratory system with inhaled pathogens as well as characterization of the mucociliary clearance system by in vivo and ex vivo techniques designed to measure mucociliary clearance rates.

[CONFIDENTIAL TREATMENT REQUESTED]

    b) Data Analysis/Pitfalls: The data analysis for the targeting is straightforward. Most of the effort involves a substantial number of steps involving molecular biologic techniques, e.g., screening of libraries, sequencing, and generating restriction maps for the cloning of vectors. The analysis of targeting involves multiple analyses of Southern blots searching for disruption of the targeted gene, which results on Southern blot of the formation of two distinct genes, i.e., the endogenous gene and the novel targeted gene.

    The pitfalls of this portion of the experiment are few. The preliminary data indicate that there is a single P2U-R gene. The primary pitfalls will come in portions of the experiments that are outside of this funding mode, i.e., that the phenotype of the P2U-R mouse may be a fetal or embryonic. The targeting technology is well advanced in our laboratory and we perceive no technical problems with these experiments.

[CONFIDENTIAL TREATMENT REQUESTED]

4.  References

1. Brown, H.A., E.R. Lazarowski, R.C. Boucher, and T.K. Harden. 1991. Evidence that UTP and ATP regulate phospholipase C through a common extracellular 5'-nucleotide receptor in human airway epithelial cells. Mol. Pharmacol. 40:648-655.

2. Mason, S.J., A.M. Paradiso, and R.C. Boucher. 1991. Regulation of transepithelial ion transport and intracellular calcium by extracellular adenosine triphosphate in human normal and cystic fibrosis airway epithelium. Br. J. Pharmacol. 103:1649-1656.

3. Lazarowski, E.R., R.C. Boucher, and T.K. Harden. 1994. Calcium-dependent release of arachidonic acid in response to purinergic receptor activation in airway epithelium. Am. J. Physiol. 266:C406-C415.

4. David, C.W., M. L. Dowell, M.I. Lethem, and M. Van Scott. 1992. Goblet cell degranulation in isolated canine tracheal epithelium: Response to exogenous ATP, ADP, and adenosine. Am. J. Physiol. 262:C1313-C1323.

5. Lethem, M.I., M.L. Dowell, M.I. Lethem, M. Van Scott, J.R. Yankaskas, T. Egan, R.C. Boucher, and C.W. David. 1993. Nucleotide regulation of goblet cells in human airway epithelium, in vitro. Am. J. Respir. Cell Mol. Biol. 9:315-322.

6. Olivier, K.N., W.D. Bennett, C.A. Geary, K.W. Hohneker, K. L. Zemen, L.J. Edwards, R.C. Boucher, and M.R. Knowles. 1995. Acute safety and effects of mucociliary clearance of aerosolized uridine 5'-triphosphate +/- amiloride in normal human adults (Submitted, Am. J. Respir. Crit. CareMed).

7. Geary, C.A., C.W. Davis, A.M. Paradiso, and R.C. Boucher. 1995. Role of CNP in human airways: cGMP-mediated similation of ciliary beat frequency. Am. J. Physiol. (In Press).

8. Bennett, W.D., K.N. Olivier, K. L. Zeman, K.H. Hohneker, C.A. Geary, L.J. Edwards, R.C. Boucher, and M.R. Knowles. 1995. Effect of aerosolized UTP and amiloride on mucociliary clearance in adult patients with cystic fibrosis (Submitted, Lancet).

9. Clarke, L.L., B.R. Grubb, J.R. Yankaskas, C.U. Cotton, A. McKenzie, and R.C. Boucher. 1994. Relationship of non-CFTR mediated chloride conductance to organ-level disease in cftr(-/-) mice. Proc. Natl. Acad. Sci. U.S.A. 91:479-483.

10. Leung, A.Y.H., P.Y.D. Wong, S.E.Gabriel, J.R. Yankaskas, and R.C. Boucher. 1994. cAMP-regulated but not a CA2+ -regulated C1- conductance in the oviduct is defective in a mouse model of cystic fibrosis. Am. J. Physiol. (In Press)

11.  Leung, A.Y.H., P.Y.D. Wong, J.R. Yankaskas, and R.C. Boucher.  1994.  cAMP
- regulated but not a CA2+ -regulated C1- conductance in the epididymes and seminal vesicles is defective in a mouse model of cystic fibrosis.

12. Tabcharani, J.A. and J.W. Hanrahan. 1991. On the activation of outwardly rectifying anion channels in excised patches. Am. J. Physiol. 261:992-999.

13. Snouwaert, J., K.K. Brigman, A.M. Latour, N.N. Malouf, R.C. Boucher, O. Smithies, and B.H. Koller. 1992. An animal model for cystic fibrosis made by gene targeting. Science 275:1083-1088.

14. Lustig, K.D., A.K. Shiau, A.J. Brake, and D. Julius. 1993. Expression cloning of an ATP receptor from mouse neuroblastoma cells. Proc. Natl. Acad. Sci. U.S.A. 90:5113-5117.

15. Koller, B.H., H. Kim, A.M. Latour, K. Brigman, R.C. Boucher, Jr., P. Scambler, B. Wainwright, and O. Smithies. 1991. Towards an animal model of cystic fibrosis: targeted interruption of exon 10 of the CFTR gene in embryonic stem cells. Proc. Natl. Acad Sci. U.S.A. 88:10730-10734.

16. Lazarowski, E.R. and T.K. Harden. 1994. Identification of a uridine nucleotide-selective G-protein-linked receptor that activates phospholipase C.
J. Biol. Chem.  269:11830-11836.

17. Gu, H., J.D. Marth, P.C. Orban, H. Mossman, and K. Rajewsky. 1994. Deletion of a DNA polymerase beta gene segment in T cells using cell type-specific gene targeting. Science 265:103-106.

BUDGET:  (per year x 2 years)

I.        Gene Targeting

          A.  Personnel:            1/2 time Postdoctoral Fellow    $15,000
          B.  Supplies:             cell culture, molecular
                                    Biologic supplies               $10,000
                                                                    -------
                                                                    $25,000

II.       Administrative Costs

          A.  Personnel:            1/2 time accounting technician  $15,000
          B.  Supplies:             FAX, FEDEX, Xeroxing, etc.      $10,000
                                                                    -------
                                                                    $25,000

                                            Total                   $50,000

                                   Exhibit B
                                   ---------

                              Budget for Research

Direct Costs:      */yr
Indirect Costs:    */yr
Total Costs:       */yr

Payment Schedule:  * per calendar quarter
                   Payments shall be prorated in any partial quarter

Budget Breakdown:

          */yr to the laboratory of Dr. Kendall Harden.
          */yr to the laboratory of Dr. M. Jackson Stutts.
          */yr to the laboratory of Dr. Richard Boucher.

          The allocation of such funds between supplies, personnel, and other expenses shall be at the discretion of the investigator.



                      *[CONFIDENTIAL TREATMENT REQUESTED]

                                   Exhibit C
                                   ---------

                               License Agreement

                                                                     EXHIBIT A-6

1.  Specific Aims:

       The Specific Aims of this Project are to characterize and identify the enzymes on the surfaces of human airway epithelial cells that metabolize extracellular 5' triphosphate nucleotides and characterize their metabolic products.

2.  Background and Significance:

       [CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO THE REMAINDER OF THIS PAGE AND TWO ADDITIONAL FOLLOWING PAGES]

                                                             Boucher, Richard C.


INSPIRE
Budget Justification

Personnel:

Dr. R. C. Boucher will be responsible for over all supervision of design, execution, and analysis of the project. Dr. Picher will conduct the molecular studies, including PCR and ISH. The research Tech II will be responsible for preparing the appropriate cell cultures, performing the metabolism studies, and running HPLC analysis. The Accounting Tech. will provide administrative support at 15% FTE effort.

Fringe Benefits:

Fringe rate calculations with the exception of the Post Doc are social Security & Retirement @19% and Medical Insurance @1735 x FTE.
Fringe rate calculations for the Post Doc position are Social Security @ 7.65% and Medical Insurance @$1312 x FTE.

Supplies:

Production and maintenance of well-differentiated cultures (media, T Cell supports, and disposables) are estimated at $5,391/yr. Radiochemicals (35S-UTP for ISH; 32Pa - ATP for metabolism studies) estimated cost $4,000/yr. HPLC supplies are estimated at, $2,000/yr.

Travel:

One trip to a National Meeting for Dr. M. Picher is requested.

                                                                     Exhibit A-7
                                                                     -----------


Inspire Pharmaceuticals, Inc.
4222 Emperor Blvd., Suite 470
Durham, North Carolina  27703

M. Jackson Stutts
Associate Professor of Medicine
6023 Thurston-Bowles Building
Cystic Fibrosis/Pulmonary Research and Treatment Center
University of North Carolina
Chapel Hill, North Carolina  27799

Inspire Pharmaceuticals, Inc. routinely identifies compounds in their discovery efforts which show promise as activators of Cl- secretion. Selected compounds will assigned Inspire identification numbers and will be supplied by Inspire to Dr. Stunts in research quantities (less the five-(5.0) milligrams). Dr. Stutts will carry out assays of Cl- secretion by cultured human airway epithelia. In these assays, the designated compounds will be tested for their ability to activate Cl- secretion, and for additional obvious effects on cultured human airway epithelia. Specifically, the approximate potency of each compound will be determined from concentration effect relationships. In parallel, for each compound or group of compounds tested, the potency of UTP will be determined. Up to 12 compounds designated by Inspire will be assayed per year. Within two weeks of each assay performed, Dr. Stutts will report to Inspire Pharmaceuticals, Inc. the potency of each compound tested as a chloride secretogogue, relative to the potency of UTP in the same group of cultured human epithelia. In addition, he will report any other observations of interest to Inspire Pharmaceuticals, Inc. which arise from the application of these compounds in the in vitro experiments described above. This information will be reported in the form of charts, tables and summaries that will be for the use of Inspire Pharmaceuticals, Inc. as they see fit.

Inspire Pharmaceuticals Budget
M. Jackson Stutts

Personnel

                  Role         % Effort     Salary   Fringe   Total
MJ Stutts         PI               *           *        *       *
E Rogers          Temp Res Tech    *           *        *       *

                                               *        *       *


Supplies          Cell Culture Supplies      3,000
                  Miscellaneous Supplies      362             3,362

Other Expenses    Phones, fax                 200              200

                                             TOTAL              *
                                             Indirect Cost    4,450
                                             Total              *


Fringe Benefit Rates: MJ Stutts at 19% for social security and retirement, plus $1,735
             X FTE for medical insurance; E Rogers at 7.65% for social security.



*[CONFIDENTIAL TREATMENT REQUESTED]

                                                                     Exhibit A-8


                       THE UNIVERSITY OF NORTH CAROLINA
                                      AT
                                  CHAPEL HILL

                 School of Medicine                                                          C. William Davis, Ph.D.
         Cystic Fibrosis /Pulmonary Research                                         CB#7248, 6009 Thurston-Bowles Building
                and Treatment Center                                                       Chapel Hill, NC 27599-7248
                                                                                            Telephone:  919/966-7060
                                                                                               FAX:  919/966-7060
                                                                                           E-mail: cwdavis@med.unc.edu

                                                                  19 April 1999


Proposed Research Contract with:    Inspire Pharmaceuticals
                                    4222 Emperor Blvd., Suite 470
                                    Durham, NC 27703

Title:  Purinergic Regulation of Ciliary Activity in the Airways

     Inspire Pharmaceuticals, Inc. is developing compounds active against purinoceptors to stimulate the mucociliary clearance system in the lung and thereby provide major relief to patients suffering from chronic obstructive pulmonary disease (COPD: e.g., cystic fibrosis, chronic bronchitis, emphysema, asthma). The contract will serve this purpose in two ways.

I.  Compound Testing

     Up to 50% of the research effort expended for this contract is expected to relate directly to experiments in which we test the effects of compounds provided by the company on ciliary activity in human airway epithelial cells. The experimental protocol for a particular compound will be determined in consultation with Ms. Janet Rideout, VP of Discovery, or other appropriate company official.

     The test assay will use epithelial explant cultures of human nasal or bronchial epithelia attached to Transwell-Col supports. These cultures are provided by the CF Center Tissue Culture Core with all The cells are continuously superfused and ciliary activity is monitored by video microscopy. The frequency of ciliary beating is determined by FFT analysis of 10 seconds of data digitized at 1 minute intervals from a photocell positioned on the monitor over a ciliated cell. The digitization occurs in real-time, at 40 MHz; the FFT analysis occurs off-line after the experiment is over. The data are typically presented as plots of ciliary beat frequency normalized to baseline as a function of time, using the mean + SE of 4 to 6 identical experiments.
                                 --

II.  Regulation of Ciliary Activity

     The remainder of the work that is performed under the auspices of this contract will relate top the regulation of

[CONFIDENTIAL TREATMENT REQUESTED]

[CONFIDENTIAL TREATMENT REQUESTED]



Dates of Contracted Studies
     1 April 1999 to 31 December 1999

Budget (full budget appears on next page)
     Personnel.  Funds have been allotted to cover a 5% effort for the PI, Dr.
C. William Davis, and a 75% effort for Diane Morse, a Temporary Technician (Lab Assistant).

     Supplies. The funds requested will cover the costs of tissue culture supports (Transwell-Col), culture medium and plasticware, and the various secretagogues and inhibitors necessary for the proposed studies.

     No funds have been allocated for any other Direct Costs budget category.





                                     Page2

DETAILED BUDGET FOR INITIAL BUDGET PERIOD                                       FROM                                  THROUGH
                        DIRECT COSTS ONLY                                       04/01/99                              12/31/99
------------------------------------------------------------------------------------------------------------------------------------
NAME               ROLE ON PROJECT   TYPE          %              INST.         DOLLAR AMOUNT REQUESTED (omit cents)
                                     APPT.         EFFORT         BASE
                                     (months)      ON             SALARY        ----------------------------------------------------
                                                   PROJ.                             SALARY             FRINGE           TOTALS
                                                                                    REQUESTED          BENEFITS
------------------------------------------------------------------------------------------------------------------------------------
C.W. Davis         Principal                  12              *              *                    *                *               *
                   Investigator
------------------------------------------------------------------------------------------------------------------------------------
D. Morse           Lab Assistant              12              *              *                    *                *               *
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Fringe benefits: * for social security & retirement
------------------------------------------------------------------------------------------------------------------------------------
+* x FTE x 9 months for medical insurance for
------------------------------------------------------------------------------------------------------------------------------------
C.W. Davis; * for social security only for D.Morse.
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

   SUBTOTALS                                                                                      *                *               *
------------------------------------------------------------------------------------------------------------------------------------
Consultant Costs
                                                None                                                                            0
------------------------------------------------------------------------------------------------------------------------------------
Equipment (Itemize)
                                                None                                                                            0
------------------------------------------------------------------------------------------------------------------------------------
Supplies (Itemized by category)
                                                             6,365                                                            6,365
------------------------------------------------------------------------------------------------------------------------------------
Travel
------------------------------------------------------------------------------------------------------------------------------------
                                                   INPATIENT                                                                       0
Patient Care Costs                                                                                None               0
                                                   ---------------------------------------------------------------------------------
                                                   OUTPATIENT                                                                      0
                                                                                                  None               0
------------------------------------------------------------------------------------------------------------------------------------
Alterations and Renovations (Itemize by category)                                                                                  0
                                                                                                  None               0
------------------------------------------------------------------------------------------------------------------------------------
Other Expenses (Itemize by category)
                                                                                                                                   0
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
SUBTOTAL DIRECT COSTS FOR INITIAL BUDGET PERIOD                                                                                    *
------------------------------------------------------------------------------------------------------------------------------------
CONSORTIUM/CONTRACTUAL               DIRECT COSTS                                                                                  *
COSTS
                                     -----------------------------------------------------------------------------------------------
                                     FACILITIES AND ADMINISTRATION COSTS                            44.50%                         *
------------------------------------------------------------------------------------------------------------------------------------
TOTAL DIRECT COSTS FOR INITIAL BUDGET PERIOD (Item 9a, Face Page)                                                                  *
------------------------------------------------------------------------------------------------------------------------------------
*[CONFIDENTIAL TREATMENT REQUESTED]

------------------------------------------------------------------------------------------------------------------------------------
DETAILED BUDGET FOR INITIAL BUDGET PERIOD                                       FROM                                  THROUGH
DIRECT COSTS ONLY                                                               10/01/98                              09/30/99
------------------------------------------------------------------------------------------------------------------------------------
PERSONNEL (Applicant organization only)                                         DOLLAR AMOUNT REQUESTED(omit cents)
------------------------------------------------------------------------------------------------------------------------------------
NAME               APPT.             EFFORT                       INST.         SALARY               FRINGE           TOTALS
ROLE ON PROJECT    (months)          ON                           BASE          REQUESTED            BENEFITS
TYPE               %                 PROJ                         SALARY
------------------------------------------------------------------------------------------------------------------------------------
R.C. Boucher       Principal                  12              *              *                    *                *               *
                   Investigator
------------------------------------------------------------------------------------------------------------------------------------
M. Pincher         Pos Doc Res                12              *              *                    *                *               *
                   Assoc
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

TBN                Res Tech                   12              *              *                    *                *               *
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

TBN                Res Tech                   12              *              *                    *                *               *
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                            SUBTOTALS                                                             *                *               *
------------------------------------------------------------------------------------------------------------------------------------

Consultant Costs
                                      None                                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Equipment (Itemize)
                                      None                                                                                       0
------------------------------------------------------------------------------------------------------------------------------------
Supplies (Itemized by category)
Cell Culture Supplies                           5,931,
Raiochemicals                                   4,000
HPLC Supplies                                   2,000
                                                                                                                             11,931.
------------------------------------------------------------------------------------------------------------------------------------
Travel
One trip per year for M. Picher to present data at scientific meeting             1,000                                       1,000.
------------------------------------------------------------------------------------------------------------------------------------
                                                   INPATIENT                                                                       0
Patient Care Costs                                                              None           0
                                                   ---------------------------------------------------------------------------------
                                                   OUTPATIENT                   None           0                                   0
------------------------------------------------------------------------------------------------------------------------------------
Alterations and Renovations (Itemize by category)                               None           0                                   0
------------------------------------------------------------------------------------------------------------------------------------
Other Expenses (Itemize by category)
                                                                                                                                   0
------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
SUBTOTAL DIRECT COSTS FOR INITIAL BUDGET PERIOD                                                                                    *
------------------------------------------------------------------------------------------------------------------------------------
CONSORTIUM/CONTRACTUAL               DIRECT COSTS                                                                                  *
COSTS
------------------------------------------------------------------------------------------------------------------------------------
                                     INDIRECT COSTS                             44.50%                                             *
------------------------------------------------------------------------------------------------------------------------------------
TOTAL DIRECT COSTS FOR INITIAL BUDGET PERIOD (Item 7a, Face Page)                                                                  *
------------------------------------------------------------------------------------------------------------------------------------

*[CONFIDENTIAL TREATMENT REQUESTED]

                                                                       Exhibit B
                                                                       ---------

                              Budget for Research

                      [CONFIDENTIAL TREATMENT REQUESTED]

                                   Exhibit C
                                   ---------

                               License Agreement

                   Extension of Sponsored Research Agreement

This Extension of Sponsored Research Agreement is dated as of March 7, 1997 by and between the University of North Carolina at Chapel Hill (the "University") and Inspire Pharmaceuticals, Inc. (the "Company"). The University and the Company agree to extend the Sponsored Research Agreement, effective March 10, 1995, as previously amended (the Agreement"), as follows:

     1. The term of the Agreement shall be extended until the date on which the University and the Company execute an Amendment to the Agreement, but no later than September 30, 1997.

     2. All other terms and conditions of the Agreement shall remain in full force and effect.


The University of North Carolina                Inspire Pharmaceuticals, Inc.
At Chapel Hill


By:     /s/ Robert P Lowman                          /s/ David J. Drutz
    -----------------------------------------        --------------------------
                                                         David J. Drutz, M. D.
Title:  Director, Office of Research Services               President and CEO
       --------------------------------------

Extension of Sponsored Research Agreement

This Extension of Sponsored Research Agreement is dated as of October 1, 1997 by and between the University of North Carolina at Chapel Hill (the "University") and Inspire Pharmaceuticals, Inc. (the "Company"). The University and the Company agree to extend the Sponsored Research Agreement, effective March 10, 1995, as previously amended (the "Agreement"), as follows:

        1. The term of the Agreement shall be extended until the date on which the University and the Company execute an Amendment to the Agreement, but no later than September 30, 1998.

        2. All other terms and conditions of the Agreement shall remain in full force and effect.


The University of North Carolina                Inspire Pharmaceuticals, Inc.
At Chapel Hill



By:      /s/ Robert P. Lowman                      By:   /s/ David J. Drutz
    ------------------------------------------        -------------------------
                                                        David J. Drutz, M.D.
                                                          President and CEO
Title:  Director, Office of  Research Services
       ---------------------------------------

                                   AMENDMENT

This Amendment, made and entered into this 30th day of September, 1998, by and between The University of North Carolina at Chapel Hill, hereinafter referred to as the "University" and Inspire Pharmaceuticals, Inc., hereinafter referred to as the "Company".

                                  WITNESSETH:

WHEREAS, the parties previously entered into a Sponsored Research Agreement dated March 10, 1995, and have mutually agreed to amend said Sponsored Research Agreement on December 4, 1995, June 6, 1996, March 7, 1997, and October 1, 1997, hereinafter referred to as the "Agreement"; and

WHEREAS, the parties desire to continue the research activities being conducted under the Agreement as well as to conduct additional research initiatives under the same terms and conditions of the Agreement; and

WHEREAS, this amendment is in accordance with the amendment provision authorizing amendments in writing executed by the duly authorized officials of both parties.

NOW, THEREFORE, in consideration of the premises and of the following mutual promises, covenants, considerations and the sums to be paid, the University and the Company agree as follows:

1.  Paragraph 10, Term and Termination shall be amended as follows:
                  --------------------

"This Agreement shall commence on the Effective Date and shall continue through September 30, 2000 and may be extended thereafter by mutual agreement of the parties in writing."

2. All terms of the Agreement not altered by this Amendment shall remain in full force and effect throughout the term of said Agreement.

IN WITNESS WHEREOF, the parties have hereunto signed this Agreement in their official capacities of the day and year listed below.

FOR AND ON BEHALF OF                   FOR AND ON BEHALF OF THE
INSPIRE PHARMACEUTICALS, INC.          UNIVERSITY OF NORTH
                                       CAROLINA AT CHAPEL HILL
   /s/ Janet L. Rideout
-----------------------------
Signature                                  /s/ Robert P. Lowman
                                       --------------------------
                                       Signature
       Janet L. Rideout
-----------------------------
Name                                       Robert P. Lowman, Ph.D.
                                       --------------------------
                                       Name
   V.P. Discovery
-----------------------------
Title                                     Director, Office of Research Services
                                       ----------------------------------------
                                       Title

Date:     OCT 2, 1998                  Date:    OCT 13 1998
-----------------------------                ----------------------

STATE OF NORTH CAROLINA
COUNTY OF ORANGE


                                   AMENDMENT


This Amendment, made and entered into this 9th day of December, 1998 by and between The University of North Carolina at Chapel Hill, hereinafter referred to as the "University" and Inspire Pharmaceuticals, Inc., hereinafter referred to as the "Company".


                                  WITNESSETH:


WHEREAS, the parties previously entered in a Sponsored Research Agreement dated March 10, 1995, hereinafter referred to as the "Agreement"; and

WHEREAS, this amendment is in accordance with the amendment provision authorizing amendments in writing executed by the duly authorized officials of both parties.

NOW, THEREFORE, in consideration of the premises and of the following mutual promises, covenants, considerations and the sums to be paid, the University and the Company agree as follow:

1.  Article 1, Scope of Research, is amended by adding the following:
               -----------------

"University shall use its best efforts to perform the research as described in Exhibit A-6."

2.  Article 2, Personnel, is amended by adding the following:
               ---------

"The Research described in Exhbit A-6 shall be performed under the supervision and direction of Dr. Richard Boucher, together with additional personnel as may be assigned by the University."

3.  Article 4, Reimbursement of Cost, shall be amended by adding the following:
               ---------------------

"The Sponsor shall agrees to pay the University for all direct and indirect costs incurred by the University in connection with the Research described in Exhibit A-6 in the amount not to exceed [CONFIDENTIAL TREATMENT REQUESTED]. Payment shall be made in accordance with the following schedule: one-quarter (1/4) of the budget upon execution of this Amendment and equal quarterly payments for the duration of the Research."

4. Article 10, Term and Termination, shall be amended as follows:
               ---------------------

"The term for the Research to be performed under Exhibit A-6 shall be from October 1, 1998 through September 30, 1999 and may be extended thereafter by mutual agreement of the parties in writing.

5. All terms of the Agreement not altered by this Amendment shall remain in full force and effect throughout the term of said agreement.

IN WITNESS WHEREOF, the parties have hereunto signed this Agreement in their official capacities of the day and year listed below.


FOR AND ON BEHALF OF                FOR AND ON BEHALF OF THE
INSPIRE PHARMACEUTICALS, INC.       UNIVERSITY OF NORTH
                                    CAROLINA AT CHAPEL HILL

     /s/ Janet L. Rideout
------------------------------
Signature                               /s/ Robert P. Lowman
                                    -------------------------------------------
                                    Signature

 Janet L. Rideout
------------------------------
Name                                   Robert P. Lowman, Ph.D.
                                    -------------------------------------------
                                    Name

    V.P. Discovery
------------------------------
Title                                   Director, Office of Research Services
                                    -------------------------------------------
                                    Title

Date:     DEC 9, 1998               Date:   JAN 14 1999
------------------------------            -------------------------------------


Agreed and Accepted:      /s/ Richard Boucher
                       ---------------------------
                       Dr. Richard Boucher

                                                                     EXHIBIT A-6

                      [CONFIDENTIAL TREATMENT REQUESTED]

STATE OF NORTH CAROLINA
COUNTY OF ORANGE


                                   AMENDMENT


This Amendment, made and entered into this 7th day of April, 1999, by and between The University of North Carolina at Chapel Hill, hereinafter referred to as the "University" and Inspire Pharmaceuticals, Inc., hereinafter referred to as the "Company".


                                  WITNESSETH:


WHEREAS, the parties previously entered in a Sponsored Research Agreement dated March 10, 1995, hereinafter referred to as the "Agreement"; and

WHEREAS, this amendment is in accordance with the amendment provision authorizing amendments in writing executed by the duly authorized officials of both parties.

NOW, THEREFORE, in consideration of the premises and of the following mutual promises, covenants, considerations and the sums to be paid, the University and the Company agree as follows:

1.  Article 1, Scope of Research, is amended by adding the following:
               -----------------

"University shall use its best efforts to perform the research as described in Exhibit A-7 for the period of January 1, 1999 through December 31, 1999."

2.  Article, 2, Personnel, is amended by adding the following:
                ---------

"The Research described in Exhibit A-7 shall be performed under the supervision and direction of Dr. M. Jackson Stutts and such additional personnel as may be assigned by the University."

3.  Article 4, Reimbursement of Cost, shall be amended by adding the following:
               ---------------------

"The Sponsor shall agrees to pay the University for all direct and indirect costs incurred by the University in connection with the Research described in Exhibit A-7 in the amount not to exceed [CONFIDENTIAL TREATMENT REQUESTED], bringing the total funding under the Master Research Agreement to [CONFIDENTIAL TREATMENT REQUESTED]. Payment for one-half of the [CONFIDENTIAL TREATMENT REQUESTED] supplement shall be made upon execution of this Amendment, with the balance to be paid upon submission of the final report."

4. All terms of the Agreement not altered by this Amendment shall remain in full force and effect throughout the term of said agreement.

IN WITNESS WHEREOF, the parties have hereunto signed this Agreement in their official capacities of the day and year listed below.


FOR AND ON BEHALF OF                FOR AND ON BEHALF OF THE
INSPIRE PHARMACEUTICALS, INC.       UNIVERSITY OF NORTH
                                    CAROLINA AT CHAPEL HILL

    /s/ Janet L. Rideout
-----------------------------
Signature                              /s/ Robert P. Lowman
                                    -------------------------------------
                                    Signature

         Janet L. Rieout
-----------------------------
Name                                    Robert P. Lowman, Ph.D.
                                    -------------------------------------
                                    Name

    V.P., Discovery
-----------------------------
Title                                Director, Office of Research Services
                                     -------------------------------------
                                     Title

Date:   April 7, 1999                Date:    APR 23 1999
-----------------------------              -------------------------------


Agreed and Accepted:      /s/ M. Jackson Stutts
                       --------------------------------
                       Dr. M. Jackson Stutts

                                                                     Exhibit A-7

                      [CONFIDENTIAL TREATMENT REQUESTED]

STATE OF NORTH CAROLINA
COUNTY OF ORANGE


                                   AMENDMENT


This Amendment, made and entered into this 2nd day of July, 1999, by and between The University of North Carolina at Chapel Hill, hereinafter referred to as the "University" and Inspire Pharmaceuticals, Inc., hereinafter referred to as the "Company".


                                  WITNESSETH:


WHEREAS, the parties previously entered in a Sponsored Research Agreement dated March 10, 1995, hereinafter referred to as the "Agreement"; and

WHEREAS, this amendment is in accordance with the amendment provision authorizing amendments in writing executed by the duly authorized officials of both parties.

NOW, THEREFORE, in consideration of the premises and of the following mutual promises, covenants, considerations and the sums to be paid, the University and the Company agree as follows:

1.  Article 1, Scope of Research, is amended by adding the following:
               -----------------

"University shall use its best efforts to perform the research as described in Exhibit A-8 for the period of April 1, 1999 through December 31, 1999."

2.  Article, 2, Personnel, is amended by adding the following:
                ---------

"The Research described in Exhibit A-8 shall be performed under the supervision and direction of Dr. C. William Davis and such additional personnel as may be assigned by the University."

3.  Article 4, Reimbursement of Cost, shall be amended by adding the following:
               ---------------------

"The Sponsor shall agrees to pay the University for all direct and indirect costs incurred by the University in connection with the Research described in Exhibit A-8 in the amount not to exceed

[CONFIDENTIAL TREATMENT REQUESTED], bringing the total funding under the Master Research Agreement to [CONFIDENTIAL TREATMENT REQUESTED]. Payment for one-half of the [CONFIDENTIAL TREATMENT REQUESTED] supplement shall be made upon execution of this Amendment, with the balance to be paid upon submission of the final report."

4. All terms of the Agreement not altered by this Amendment shall remain in full force and effect throughout the term of said agreement.

IN WITNESS WHEREOF, the parties have hereunto signed this Agreement in their official capacities of the day and year listed below.


FOR AND ON BEHALF OF                    FOR AND ON BEHALF OF THE
INSPIRE PHARMACEUTICALS, INC.           UNIVERSITY OF NORTH
                                        CAROLINA AT CHAPEL HILL
/s/ Janet L. Rideout
------------------------------------
Signature                                   /s/ Robert P. Lowman
                                        ---------------------------------------
Janet L. Rideout                         Signature
------------------------------------
Name                                     Robert P. Lowman, Ph.D
                                        ---------------------------------------
V.P., Development                        Name
------------------------------------
Title                                    Director, Office of Research Services
                                        ---------------------------------------
                                         Title

Date:   July 2, 1999                     Date:  OCT 26 1999
      ------------------------------            -------------------------------


Agreed and Accepted:     /s/ C. William Davis
                        ---------------------------------
                         Dr. C. William Davis

                                                                     Exhibit A-8

                      [CONFIDENTIAL TREATMENT REQUESTED].

                                 INSPIRE

                                 PHARMACEUTICALS, INC.

-------------------------------------------------------------------------------



December 15, 1999


C. William Davis, Ph.D.
CB#7248, 6009 Thurston-Bowles Building
Chapel Hill, NC 27599-7248

Dear Dr. Davis:

This is to confirm our previous conversation and our agreement that the Sponsored Research Agreement , "Purinergic Regulation of Ciliary Activity in the Airways" for which you are the PI can be extended from Dec. 31 1999 to end March 31, 2000. Both Dr. Christy Shaffer and myself have approved this amendment to the above Agreement to enable you to conduct some instrumental development work.

Payment of [CONFIDENTIAL TREATMENT REQUESTED] will be made to Account #5-58336.

Sincerely yours,

/s/ Janet L. Rideout

Janet L. Rideout, Ph.D.
VP, Discovery


CC:  Rebecca Owen








-------------------------------------------------------------------------------

4222 Emperor Boulevard, Suite 470 o Durham, North Carolina 27703
Telephone 919.941.9777 o Fax 919.941.9797

                       THE UNIVERSITY OF NORTH CAROLINA
                                      AT
                                  CHAPEL HILL

Office of Contracts & Grants                              The University of North Carolina at Chapel Hill
Area Code 919-966-3411                                    Campus Box #135, 440 W. Franklin St.
FAX 919-962-5011                                          Chapel Hill, NC 27599-1350


February 10, 2000

Ms. Janet Rideout, Ph.D.
Vice President, Discovery
Inspire Pharmaceuticals, Inc.
4222 Emperor Boulevard, Suite 470
Durham, NC 27703
919/941.9777

Dear Dr. Rideout:

Re: Amendment to Sponsored Research Agreement between Inspire Pharmaceuticals, Inc. and the University of North Carolina at Chapel Hill/UNC Account #5-58026,
UNCPI: M. Jackson Stutts

This Amendment made and entered into this 10th day of February 2000 by and between The University of North Carolina at Chapel Hill, hereinafter referred to as the "University" and Inspire Pharmaceuticals, Inc., hereinafter referred to as the "Sponsor".

WHEREAS, the parties previously entered in a Sponsored Research Agreement dated March 10, 1995, hereinafter referred to as the "Agreement".

WHEREAS, this Amendment is in accordance with the amendment provision authorizing amendments in writing executed by duly authorized officials of both parties:

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto promise and agree as follows:

1. The University will use its best efforts to perform the research as described in Exhibit A for the period of January 1, 2000 through December 31, 2000.

Janet Rideout, PH.D.                2                          February 10, 2000



2. Sponsor shall pay the University during the term of the Amendment for all direct and indirect costs incurred by the University in connection with the Research, described in Exhibit A, in the amount not to exceed [CONFIDENTIAL TREATMENT REQUESTED]. Payment shall be made in accordance with the following schedule: one half (1/2) of the [CONFIDENTIAL TREATMENT REQUESTED] supplement shall be made upon the execution of this Amendment, with the balance to be paid upon submission of the Final Report. Budget attached as Exhibit B.

3. Any and all provisions of the Agreement not expressly modified hereby will remain in full force and effect.


IN WITNESS THEREOF, the undersigned duly authorized representatives of the parties have executed this first amendment.


Inspire Pharmaceuticals, Inc.



By:   /s/ Janet L. Rideout          By:    /s/ Robert P. Lowman
    ---------------------------         ----------------------------------------

Name:   Janet L. Rideout            Name:  Robert P. Lowman, Ph.D.
      -------------------------           --------------------------------------

Title:     V.P., Development        Title: Director, Office of Research Services
       ------------------------            -------------------------------------

Date:     2/15/00                   Date:    FEB 17 2000
       ------------------------            -------------------------------------



                                    Principal Investigator
                                    ----------------------

                                       /s/ Richard Boucher
                                    ----------------------

                                    Date:   2-17-00
                                          ----------------

                                               THE UNIVERSITY OF NORTH CAROLINA
                                                              AT
                                                          CHAPEL HILL
Office of Contracts & Grants                                                       The University of North Carolina at Chapel Hill
Area Code 919-966-3411                                                             Campus Box #135, 440 W. Franklin St.
FAX 919-962-5011                                                                   Chapel Hill, NC 27599-1350



February 10, 2000

Ms. Janet Rideout, Ph.D.
Vice President, Discovery
Inspire Pharmaceuticals, Inc.
4222 Emperor Boulevard, Suite 470
Durham, NC 27703
919/941.9777

Dear Dr. Rideout:

Re: Amendment to Sponsored Research Agreement between Inspire Pharmaceuticals, Inc. and the University of North Carolina at Chapel Hill/UNC Account #5-58026,
UNCPI: Richard Boucher

This Amendment made and entered into this 10th day of February 2000 by and between The University of North Carolina at Chapel Hill, hereinafter referred to as the "University" and Inspire Pharmaceuticals, Inc., hereinafter referred to as the "Sponsor".

WHEREAS, the parties previously entered in a Sponsored Research Agreement dated March 10, 1995, hereinafter referred to as the "Agreement".

WHEREAS, this Amendment is in accordance with the amendment provision authorizing amendments in writing executed by duly authorized officials of both parties:

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto promise and agree as follows:

        1. The University will use its best efforts to perform the research as described in Exhibit A for the period of October 1, 1999 through September 30, 2000.

Janet Rideout, PH.D.                 2                         February 10, 2000



        2. Sponsor shall pay the University during the term of the Amendment for all direct and indirect costs incurred by the University in connection with the Research, described in Exhibit A, in the amount not to exceed [CONFIDENTIAL TREATMENT REQUESTED]. Payment shall be made in accordance with the following schedule: one half (1/2) of the [CONFIDENTIAL TREATMENT REQUESTED] supplement shall be made upon the execution of this Amendment, with the balance to be paid upon submission of the Final Report. Budget attached as Exhibit B.

        3. Any and all provisions of the Agreement not expressly modified hereby will remain in full force and effect.


IN WITNESS THEREOF, the undersigned duly authorized representatives of the parties have executed this first amendment.


Inspire Pharmaceuticals, Inc.                  University of North Carolina
                                               At Chapel Hill


By:    /s/ Janet L. Rideout        By:       /s/ Robert P. Lowman
     --------------------------        -----------------------------------------

Name:   Janet L. Rideout           Name:     Robert P. Lowman, Ph.D.
      -------------------------          ---------------------------------------

Title:     V.P., Development       Title:  Director, Office of Research Services
       ------------------------           --------------------------------------

Date:     2/15/00                   Date:    FEB 17 2000
       ------------------------           --------------------------------------


                                    Principal Investigator
                                    ----------------------

                                     /s/ M. Jackson Stutts
                                    ----------------------

                                    Date:   2-17-00
                                          ----------------